Exhibit 99.2
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Aqualon Functional Ingredients revenue)

Monthly Sales ($ in millions)*

	2005	2006	2007	2008	2009
January	64.8	62.0	62.7	70.6	60.1
February	65.4	68.9	80.1	86.0	72.3
March	60.6	73.0	76.2	98.9	90.5
April	75.3	76.5	81.0	89.1	65.6
May	72.2	70.9	81.2	96.8
June	73.7	87.3	98.4	116.7
July	67.2	80.8	78.5	77.7
August	63.3	72.0	86.2	99.0
September	73.4	85.7	92.5	112.2
October	69.0	68.2	72.8	71.9
November	66.0	70.2	89.3	79.3
December	61.6	75.3	86.6	80.1

12 Month Rolling Average ($ in millions)*

	2005	2006	2007	2008	2009
January	65.8	67.5	74.3	82.8	89.0
February	65.8	67.8	75.2	83.3	87.8
March	65.9	68.8	75.5	85.2	87.1
April	66.2	68.8	76.7	87.1	85.2
May	66.2	68.8	76.7	87.1
June	66.7	69.9	77.7	88.7
July	66.5	71.0	77.5	88.6
August	66.5	71.8	78.7	89.7
September	67.2	72.8	79.2	91.3
October	67.2	72.7	79.6	91.2
November	67.9	73.1	81.2	90.4
December	67.7	74.2	82.1	89.9

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.  The 12 month rolling sales average will continue to include pre-acquisition results through November 2009.